UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: July 31, 2006

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Industrial Road, Suite 310, San Carlos, CA 94070-6211

(Address of Principal Executive Offices) (Zip Code)

(650) 517-8000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 31, 2006, Nuvelo entered into a new collaboration agreement with Archemix Corp., a privately held biotechnology company located in Cambridge, Massachusetts, which supersedes the collaboration agreement entered into between Nuvelo and Archemix on January 12, 2004.

Under the new collaboration agreement, Archemix will conduct research for the discovery of short-acting aptamers targeting the coagulation cascade for use in acute cardiovascular procedures, pursuant to an approved research plan, for a period of at least three years, subject to early termination and extension. Nuvelo will have the right to designate compounds discovered by Archemix as development candidates, and will be responsible for development and worldwide commercialization of these candidates. Nuvelo has initially designated NU172 (ARC 2172), a short-acting, direct thrombin inhibiting aptamer, as a development candidate. Nuvelo will have manufacturing responsibility for any development candidates identified. The collaboration will be managed by a joint management committee with equal representation from each of Nuvelo and Archemix, with Nuvelo having the final decision in the event the committee is unable to reach unanimous agreement.

Nuvelo will make an initial upfront payment to Archemix of $4.0 million under the new collaboration agreement, and will fund at least $5.25 million of Archemix’s research in the area of short-acting aptamer discovery over the next three years. Archemix may receive payments from Nuvelo totaling up to $35.0 million per development compound on the achievement of specified development and regulatory milestones, along with potential royalty payments based on sales of licensed compounds.

At the initiation of the first Phase 3 study for any development candidate under the new collaboration, Archemix has the option to elect to participate in profits from sales of the compound by funding its pro rata share of prior and future product development and commercialization expenses, in lieu of receiving milestone payments and royalties with respect to that compound. Upon signing of this new collaboration agreement, the parties have agreed to dismiss the arbitration proceedings related to the original agreement initiated by Archemix in March 2006.

In addition, Nuvelo has agreed to purchase Archemix common stock having a value equal to the lesser of $10.0 million or 15 percent of the shares issued by Archemix in a qualified initial public offering of Archemix stock occurring within five years of the effective date of the new collaboration agreement.

On August 1, 2006, Nuvelo issued a press release titled “Archemix And Nuvelo Expand Collaboration and Nominate New Clinical Compound,” a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On July 31, 2006, Nuvelo entered into a new collaboration agreement with Archemix Corp. which supersedes and replaces the collaboration agreement entered into between Nuvelo and Archemix on January 12, 2004. The disclosure under Item 1.01 above is incorporated by reference into this Item 1.02. Under the superseded January 12, 2004 collaboration agreement, Nuvelo had paid Archemix an upfront fee, shared in costs associated with development and commercialization of a thrombin inhibiting aptamer, and would have been required to pay Archemix total development milestone payments of up to $11.0 million on the achievement of specified development and regulatory milestones.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release titled “Archemix And Nuvelo Expand Collaboration and Nominate New Clinical Compound,” dated August 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc. (Registrant)

By:	/s/ Lee Bendekgey
Senior Vice President and General Counsel

Dated: August 2, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release titled “Archemix And Nuvelo Expand Collaboration and Nominate New Clinical Compound,” dated August 1, 2006.